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                                                                       Exhibit 5

                          [BALLARD SPAHR LETTERHEAD]


                                                                     FILE NUMBER
                                                                          881192

                                 June 11, 2001


Prentiss Properties Trust
Suite 400
3890 W. Northwest Highway
Dallas, Texas  75220


          Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have served as Maryland counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,944,980 shares (the "Shares") of the Common Shares of Beneficial Interest, $.01 par value per share, of the Company (the "Common Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to the offering of the Shares by the selling shareholders named in the Registration Statement (the "Selling Shareholders"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

          2. The declaration of trust of the Company (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
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Prentiss Properties Trust
June 11, 2001
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          3.   The Bylaws of the Company, certified as of a recent date by an officer of the Company;

          4. Resolutions adopted by the Board of Trustees of the Company (the "Resolutions") relating to the issuance of the Shares to the Selling Shareholders upon (i) the tender by one of the Selling Shareholders of limited partnership units (the "Units") of Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") and the Company's election to redeem the Units for Common Shares in lieu of cash and (ii) the exchange by the other Selling Shareholder of its joint venture interest in an entity formed with the Operating Partnership for Common Shares, certified as of a recent date by an officer of the Company;

          5. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 22, 1996, as amended (the "Operating Partnership Agreement"), certified as of a recent date by an officer of the Company;

          6. The Amended and Restated Joint Venture Agreement, dated as of March 25, 1999 (the "Venture Agreement"), between the Operating Partnership and Value Enhancement Fund III, L.L.C., certified as of a recent date by an officer of the Company;

          7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          8. A certificate executed by an officer of the Company, dated as of the date hereof; and

          9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
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Prentiss Properties Trust
June 11, 2001
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          4.   Any Documents submitted to us as originals are authentic.  All
Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized for issuance and, when and if issued and delivered upon the redemption of the Units or the exchange of the Venture Interest, as applicable, by the Selling Shareholder and otherwise in the manner described in the Resolutions in the Registration Statement, will be (assuming that upon any such issuance the total number of shares of Common Shares issued and outstanding will not exceed the total number of shares of Common Shares that the Company is then authorized to issue under the Declaration or result in a violation of the restrictions on transfer set forth in the Declaration) validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We express no opinion with respect to the actions which may be required for (i) the tender of the Units by one of the Selling Shareholders under the terms of the Operating Partnership Agreement or otherwise or (ii) the exchange of the Venture Interest by the other Selling Shareholder under the terms of the Venture Agreement or otherwise. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, in connection with any
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Prentiss Properties Trust
June 11, 2001
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opinion to be delivered by it in connection with the Registration Statement)
without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, L.L.P.